Exhibit 10.13

CONSULTING AGREEMENT

THIS CONSULTING AGREEMENT (the "Agreement") is dated this 27th day of December, 2019.

CLIENT

Broad Street Realty, Inc., a Delaware Corporation

(the "Client")

CONSULTANT

Timbergate Ventures, LLC, a Colorado LLC

(the "Consultant")

IN CONSIDERATION OF the matters described above and of the mutual benefits and obligations set forth in this Agreement, the receipt and sufficiency of which consideration is hereby acknowledged, the Client and the Consultant (individually the "Party" and collectively the "Parties" to this Agreement) agree as follows:

I.	SERVICES PROVIDED
a.	The Client hereby agrees to engage the Consultant to provide the Client with the following consulting services (the "Services"):
•	Real Estate Consulting services.
b.	The Services will also include any other consulting tasks which the Parties may agree on. The Consultant hereby agrees to provide such Services to the Client.
II.	TERM OF AGREEMENT

The term of this Agreement (the "Term") will begin on the date of this Agreement and will remain in full force and effect until December 27, 2021, subject to earlier termination as provided in this Agreement. The Term may be extended with the written consent of the Parties.

III.	PERFORMANCE

The Parties agree to do everything necessary to ensure that the terms of this Agreement take effect.

IV.	CURRENCY

Except as otherwise provided in this Agreement, all monetary amounts referred to in this Agreement are in USD (US Dollars).

V.	COMPENSATION
a.	The Consultant will charge the Client an annual fee of $200,000.00 for the Services (the "Compensation").
b.	The Client will be invoiced as follows:

The Consultant will receive $8,333.33 in the form of semi-monthly payments via ACH deposit beginning 12/27/2019.

c.	The Client will deduct, from the semi-monthly payments, the following costs related to the continuance of medical benefits (COBRA) for the Consultant:
i.	Medical$222.10
ii.	Dental$17.10
iii.	VisionN/A
d.

The Compensation as stated in this Agreement does not include sales tax, or other applicable duties as may be required by law. Any sales tax and duties required by law will be charged to the Client in addition to the Compensation.

e.	The Consultant will not be reimbursed for any expenses incurred in connection with providing the Services of this Agreement.
vi.	CONFIDENTIALITY
a.

Confidential information (the "Confidential Information") refers to any data or information relating to the business of the Client which would reasonably be considered to be proprietary to the Client including, but not limited to, accounting records, business processes, and client records and that is not generally known in the industry of the Client and where the release of that Confidential Information could reasonably be expected to cause harm to the Client.

b.

The Consultant agrees that they will not disclose, divulge, reveal, report or use, for any purpose, any Confidential Information which the Consultant has obtained, except as authorized by the Client or as required by law. The obligations of confidentiality will apply during the Term and will survive indefinitely upon termination of this Agreement.

c.

All written and oral information and material disclosed or provided by the Client to the Consultant under this Agreement is Confidential Information regardless of whether it was provided before or after the date of this Agreement or how it was provided to the Consultant.

VII.	OWNERSHIP OF INTELLECTUAL PROPERTY
a.

All intellectual property and related material, including any trade secrets, moral rights, goodwill, relevant registrations or applications for registration, and rights in any patent, copyright, trademark, trade dress, industrial design and trade name (the "Intellectual Property") that is developed or produced under this Agreement, is a "work made for hire" and will be the sole property of the Client. The use of the Intellectual Property by the Client will not be restricted in any manner.

b.

The Consultant may not use the Intellectual Property for any purpose other than that contracted for in this Agreement except with the written consent of the Client. The Consultant will be responsible for any and all damages resulting from the unauthorized use of the Intellectual Property.

viii.	RETURN OF PROPERTY

Upon the expiration or termination of this Agreement, the Consultant will return to the Client any property, documentation, records, or Confidential Information which is the property of the Client.

IX.	CAPACITY/INDEPENDENT CONTRACTOR

In providing the Services under this Agreement it is expressly agreed that the Consultant is acting as an independent contractor and not as an employee. The Consultant and the Client acknowledge that this Agreement does not create a partnership or joint venture between them and is exclusively a contract for service. The Client is not required to pay, or make any contributions to, any social security, local, state or federal tax, unemployment compensation, workers' compensation, insurance premium, profit-sharing, pension or any other employee benefit for the Consultant during the Term. The Consultant is responsible for paying, and complying with reporting requirements for, all local, state and federal taxes related to payments made to the Consultant under this Agreement.

X.	AUTONOMY

Except as otherwise provided in this Agreement, the Consultant will have full control over working time, methods, and decision making in relation to provision of the Services in accordance with the Agreement. The Consultant will work autonomously and not at the direction of the Client. However, the Consultant will be responsive to the reasonable needs and concerns of the Client.

XI.	EQUIPMENT

Except as otherwise provided in this Agreement, the Consultant will provide at the Consultant’s own expense, any and all equipment, software, materials and any other supplies necessary to deliver the Services in accordance with the Agreement.

XII.	NO EXCLUSIVITY

The Parties acknowledge that this Agreement is non-exclusive and that either Party will be free, during and after the Term, to engage or contract with third parties for the provision of services similar to the Services.

XIII.	NOTICE

All notices, requests, demands or other communications required or permitted by the terms of this Agreement will be given in writing and delivered to the Parties at the following addresses:

Broad Street Realty, Inc.
7250 Woodmont Ave, Ste. 350, Bethesda, MD 20814

Timbergate Ventures, LLC
3395 Timbergate Trail; Evergreen, CO 80439

or to such other address as either Party may from time to time notify the other, and will be deemed to be properly delivered (a) immediately upon being served personally, (b) two days after being deposited with the postal service if served by registered mail, or (c) the following day after being deposited with an overnight courier.

XIV.	INDEMNIFICATION

Except to the extent paid in settlement from any applicable insurance policies, and to the extent permitted by applicable law, each Party agrees to indemnify and hold harmless the other Party, and its respective directors, stockholders, affiliates, officers, agents, employees, and permitted successors and assigns against any and all claims, losses, damages, liabilities, penalties, punitive damages, expenses, reasonable legal fees and costs of any kind or amount whatsoever, which result from or arise out of any act or omission of the indemnifying party, its respective directors, stockholders, affiliates, officers, agents, employees, and permitted successors and assigns that occurs in connection with this Agreement. This indemnification will survive the termination of this Agreement.

XV.	TERMINATION by the parties

This Agreement shall continue in effect until terminated pursuant to the provisions hereof. This Agreement shall terminate automatically upon the termination of the Advisory Agreements. This Agreement may be terminated at any time, without penalty, by the Client by giving 60 days' written notice of such termination to the Consultant at its principal place of business, or may be terminated at any time by the Consultant by giving 60 days' written notice of such termination to the Client at their respective places of business.

XVI.	MODIFICATION OF AGREEMENT

Any amendment or modification of this Agreement or additional obligation assumed by either Party in connection with this Agreement will only be binding if evidenced in writing signed by each Party or an authorized representative of each Party.

XVII.	ASSIGNMENT

The Consultant will not voluntarily, or by operation of law, assign or otherwise transfer its obligations under this Agreement without the prior written consent of the Client.

XVIII.	ENTIRE AGREEMENT

It is agreed that there is no representation, warranty, collateral agreement or condition affecting this Agreement except as expressly provided in this Agreement.

XIX.	ENUREMENT

This Agreement will ensure to the benefit of and be binding on the Parties and their respective heirs, executors, administrators and permitted successors and assigns.

XX.	GOVERNING LAW

This Agreement will be governed by and construed in accordance with the laws of the State of Maryland.

XXI.	SEVERABILITY

In the event that any of the provisions of this Agreement are held to be invalid or unenforceable in whole or in part, all other provisions will nevertheless continue to be valid and enforceable with the invalid or unenforceable parts severed from the remainder of this Agreement.

XXII.	WAIVER

The waiver by either Party of a breach, default, delay or omission of any of the provisions of this Agreement by the other Party will not be construed as a waiver of any subsequent breach of the same or other provisions.

IN WITNESS WHEREOF the Parties have duly affixed their signatures under hand and seal on this _27th__ day of _December___, __2019_.

Broad Street Realty, Inc.

Per:

_/s/ Michael Z. Jacoby_________________

Officer's Name: __Michael Z. Jacoby______

Timbergate Ventures, LLC

Per:

_/s/ Thomas M. Yockey_________________

Officer's Name: __Thomas M. Yockey______